CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the accompanying Quarterly Report of Summit Environmental Corporation, Inc. (the “Company”) on Form 10-QSB for the quarter ended September 30, 2005 (the “Report”), I, B. Keith Parker, Chief Executive Officer of the Company, hereby certify that to my knowledge:

(1) The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 22, 2005

/s/ B. Keith Parker B. Keith Parker Chairman and Chief Executive Officer

The above certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350) and is not being filed as part of the Form 10-QSB or as a separate disclosure document.

Exhibit 32